UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
115 N. McCarthy Boulevard Milpitas, California 95035
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On September 26, 2022, Gregg Lakritz and Corsair Gaming, Inc. (the “Company”) agreed on the terms of his transition from the Company.  Pursuant to a Transition and Separation Agreement, dated September 28, 2022, between the Company and Mr. Lakritz (the “Transition Agreement”), Mr. Lakritz will cease being principal accounting officer and Chief Accounting Officer effective as of September 26, 2022 (the “Transition Date”), but will remain an at-will employee to provide such transition and advisory services as requested by the Company through the earlier of (i) December 31, 2022 (the “Separation Date”) and (ii) such earlier date as determined by the Company or Mr. Lakritz. Mr. Lakritz will continue to receive his current annual base salary and his equity awards will continue vesting during such transition period with the Company through the Separation Date, provided that that Mr. Lakritz shall not be eligible for any annual performance bonus for 2022.

Pursuant to the Transition Agreement, in the event Mr. Lakritz resigns his employment or the Company terminates his employment without cause) before November 15, 2022, then, subject to Mr. Lakritz executing and not revoking a general release of claims, the vesting of certain of Mr. Lakritz’s stock options will be fully accelerated and the post-termination exercise period applicable to all of his stock options will be extended for a period of 12 months.  In addition, in lieu of the foregoing benefits and assuming Mr. Lakritz provides services through the Separation Date, Mr. Lakritz will be eligible to receive, subject to Mr. Lakritz executing and not revoking a general release of claims, (i) a lump sum cash payment equal to three months of his base salary and (ii) the post-termination exercise period applicable to the stock options will be extended for a period of 12 months.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to a copy of the Transition Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board of Directors of the Company appointed Michael G. Potter, the Company’s Chief Financial Officer and principal financial officer, as principal accounting officer, effective as of the Transition Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, by and between Corsair Gaming, Inc. and Gregg Lakritz
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: September 30, 2022	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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